Exhibit 99.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of August 14, 2006 (this "Amendment"), is made with respect to the LOAN AND SECURITY AGREEMENT (the "Loan Agreement") dated as of July 26, 2005, between WELLS FARGO RETAIL FINANCE, LLC (herein, the "Lender"), a Delaware limited liability company with offices at One Boston Place - - 18th Floor, Boston, Massachusetts 02109, and BLUEFLY, INC. (the "Borrower"), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York 10018. Terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement.

         RECITALS:

         A. The Borrower has requested that the Lender agree to, and the Lender has agreed to, increase Availability by reducing the Minimum Reserve on certain terms and conditions.

         B. The parties desire to amend the Loan Agreement in order to, among other things, reduce the Minimum Reserve.

         In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

         SECTION 1.        AMENDMENT TO LOAN AGREEMENT

         1.1      Article 1 of the Loan Agreement is amended as follows:

                  1.1.1 The definition of "Minimum Reserve" contained therein is deleted in its entirety and amended to read as follows:

                  "Minimum Reserve": An amount equal to $850,000.00; provided, however, that the Minimum Reserve amount shall be -$0- at any time that Borrower shall have more than $5,000,000 in the aggregate in cash-on-hand and/or Cash Equivalents in one or more accounts which are subject to a Blocked Account Agreement.

         SECTION 2.        CONDITIONS PRECEDENT

         It shall be a condition to the effectiveness of this Amendment that the following shall be satisfied:

         2.1 The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto;

         2.2 After giving effect to this Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

         2.3 After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

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         SECTION 3.        WAIVER OF CLAIMS.

         3.1 The Borrower, for itself and on behalf of its officers, directors, employees, attorneys, representatives, administrators, successors, and assigns hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, or its officers, directors, employees, attorneys, representatives, parent, affiliates, participants, successors, or assigns (collectively, "Credit Parties") with respect to the Liabilities, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Credit Party, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Credit Parties from any liability therefor.

         SECTION 4.        MISCELLANEOUS.

         4.1 Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect.

         4.2 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         4.3 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

         4.4 The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution, and delivery of this Amendment.

         4.5 The waivers and consents herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

         4.6 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE COMMONWEALTH OF MASSACHUSETTS.

                            [Signature pages follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                (The "Borrower")

                                                BLUEFLY, INC.

                                                By /s/ Patrick C. Barry
                                                   -----------------------------
                                                Print Name: Patrick C. Barry
                                                Title: Chief Financial Officer

                                                (The "Lender")

                                                WELLS FARGO RETAIL FINANCE, LLC

                                                By /s/ Jennifer Blanchette
                                                   -----------------------------
                                                Print Name: Jennifer Blanchette
                                                Title: Vice President

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